As filed with the Securities and Exchange Commission on March 31,
1995
                         Registration No. 33-_______




          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

                    FORM S-8

                REGISTRATION STATEMENT
                     UNDER
              THE SECURITIES ACT OF 1933

              ADDINGTON RESOURCES, INC.
      (Exact name of registrant as specified in its charter)

                    Delaware
           (State or other jurisdiction of
            incorporation or organization)

                   61-1125039
            (I.R.S. Employer Identification No.)

               1500 North Big Run Road
               Ashland, Kentucky 41102
                 (606) 928-3433
            (Address of Principal Offices)

      ADDINGTON RESOURCES, INC. RESTATED STOCK OPTION PLAN
                (Full title of the plan(s))

               Michael D. Johnson
               1932 Carter Avenue
               Ashland, Kentucky  41101
                 (606) 329-2660
        (Name, address, telephone number, including area code of agent for service)

           Copy to:    James A. Giesel
                      Marion H. Lewis
                      Brown, Todd & Heyburn PLLC
                      3200 Providian Center
                      Louisville, Kentucky  40202-3363
                      (502) 589-5400


     Approximate date of commencement of proposed sale of the securities to the public: Promptly after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

               CALCULATION OF REGISTRATION FEE

                              Proposed    Proposed
                              maximum     maximum
Title of secur-  Amount to    offering    aggregate  Amount of
ities to be      be regis-    price per   offering   Registration
registered       tered <F1>   share<F2>   price<F2>  fee<F2>
Common Stock     500,000      $9.32       $4,660,000 $1,606.90
                 Shares

     <F1>  Also includes such indeterminate number of additional shares as may be issuable to avoid dilution upon the occurrence of certain events specified in the incentive compensation plan to which this Registration Statement relates.

     <F2>  Estimated and calculated pursuant to Rule 457(c) and (h)
solely for the purpose of computing the registration fee on the basis of the average of the high and low prices reported for the Registrant's common stock as of March 27, 1995.

     Pursuant to General Instruction E of Form S-8, the Registrant incorporates by reference the contents of its Registration
Statement on Form S-8, File No. 33-34559, as amended.
































                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, Commonwealth of Kentucky, on March 30, 1995.


                       ADDINGTON RESOURCES, INC.


Date: March 30, 1995      By /s/ Larry Addington
                          Larry Addington, Chairman
                          of the Board and Chief
                          Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Addington, Robert Addington, and Bruce Addington, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                          Title                  Date



/s/ Larry Addington       Chairman of the Board     March 30, 1995
Larry Addington           Of Directors and Chief
                          Executive Officer


/s/ R. Douglas Striebel   Vice President and Chief  March 30, 1995
R. Douglas Striebel       Financial Officer (Chief
                          Financial Officer) (Chief
                          Accounting Officer)


/s/ Robert Addington      Director                  March 30, 1995
Robert Addington



______________________    Director                  March 30, 1995
Bruce Addington



/s/ Carl R. Whitehouse    Director                  March 30, 1995
Carl R. Whitehouse



/s/ Jack C. Fisher        Director                  March 30, 1995
Jack C. Fisher



               INDEX TO EXHIBITS

Exhibit         Description

5 Opinion of Brown, Todd & Heyburn PLLC as to the legality of the securities registered.

10          Addington Resources, Inc. Restated Stock Option
            Plan is incorporated by reference to Exhibit 10(G) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

23.1 Consent of Brown, Todd & Heyburn PLLC is contained in its opinion included herein as Exhibit 5.

23.2        Consent of Arthur Andersen LLP